                          INDEPENDENT AUDITORS' CONSENT

We  consent  to the use in the  Registration  Statement  No.  (333-  ) of  Medix
Resources,  Inc. on Form S-3 of our reports dated March 19, 2002 on the December
31, 2001, 2000 and 1999  consolidated  financial  statements of Medix Resources,
Inc. and February 5, 2003 on the December 31, 2001 and 2000 financial statements of  PocketScript,  LLC,  appearing  in the  Prospectus,  which  is  part of this
Registration  Statement.  We also  consent  to the  reference  to us  under  the headings "Experts" in such Prospectus.

                                         /s/ Ehrhardt Keefe Steiner & Hottman PC
                                             Ehrhardt Keefe Steiner & Hottman PC

February 12, 2003
Denver, Colorado